Exhibit 24(e)1

November 7, 2022

Mr. Gary Kerr Southern Power Company 3535 Colonnade Parkway Birmingham, AL 35243	Mr. D. Matt Madison Southern Power Company 3535 Colonnade Parkway Birmingham, AL 35243	Ms. Melissa K. Caen Southern Company Services, Inc. 30 Ivan Allen Jr. Blvd, NW Atlanta, GA 30308

Mr. Kerr, Mr. Madison and Ms. Caen:

Southern Power Company (the “Company”) proposes to file or join in the filing of reports under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission with respect to the following: (1) the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and (2) the Company’s Quarterly Reports on Form 10-Q during 2023.
The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, said Quarterly Reports on Form 10-Q and any necessary or appropriate amendment or amendments to any such reports, to be accompanied in each case by any necessary or appropriate exhibits or schedules thereto.

Yours very truly,
SOUTHERN POWER COMPANY
By	/s/Christopher Cummiskey
Christopher Cummiskey Chairman and Chief Executive Officer

/s/Bryan D. Anderson	/s/James Y. Kerr II
Bryan D. Anderson	James Y. Kerr II
/s/Stanley W. Connally, Jr.	/s/Daniel S. Tucker
Stanley W. Connally, Jr.	Daniel S. Tucker
/s/Christopher Cummiskey	/s/Gary Kerr
Christopher Cummiskey	Gary Kerr
/s/Martin B. Davis	/s/Jelena Andrin
Martin B. Davis	Jelena Andrin
/s/Thomas A. Fanning	/s/D. Matt Madison
Thomas A. Fanning	D. Matt Madison
/s/Kimberly S. Greene
Kimberly S. Greene

Extract from minutes of meeting of the board of directors of Southern Power Company.

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RESOLVED: That for the purpose of signing the reports under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its 2023 Quarterly Reports on Form 10-Q, and any necessary or appropriate amendment or amendments to any such reports, the Company, the members of its board of directors and its officers are authorized to give their several powers of attorney to Gary Kerr, D. Matt Madison and Melissa K. Caen.

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The undersigned officer of Southern Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of Southern Power Company, duly held on November 7, 2022, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 15, 2023	SOUTHERN POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary